      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998
                                                    REGISTRATION NO. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                          SPECTRA-PHYSICS LASERS, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                       1335 TERRA BELLA AVENUE                      77-0264342
(State of Incorporation)                   BUILDING 7                         (I.R.S. Employer
                                  MOUNTAIN VIEW, CALIFORNIA 94043           Identification Number)
                              (Address of principal executive offices)
                                           (Zip Code)

               1997 SPECTRA-PHYSICS LASERS, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Mr. Patrick L. Edsell
                          Spectra-Physics Lasers, Inc.
                             1335 Terra Bella Avenue
                                   Building 7
                         Mountain View, California 94043
                     (Name and address of agent for service)
                                 (650) 961-2550
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                        Attention: Carmen J. Romano, Esq.


                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ------------------------------ ------------------------------ ---------------
Title of securities to    Number of shares to    Proposed maximum offering      Proposed maximum aggregate     Amount of
be registered             be registered (1)      price per share (2)            offering price (2)             registration
                                                                                                               fee
------------------------- ---------------------- ------------------------------ ------------------------------ ---------------
Common Stock, par value
$.01 per share                    2,309,721               $17.81                          $41,136,131.01        $12,135.16
------------------------- ---------------------- ------------------------------ ------------------------------ ---------------

(1) Represents the maximum number of shares issuable under the plan covered by this registration statement.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 on the basis of $17.81 per share, the average of the high and low prices of the registrant's Common Stock as reported for May 26, 1998.

                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

ITEMS 1 & 2.      PLAN INFORMATION; REGISTRANT INFORMATION AND
                  EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference into this registration statement:

         1. The Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1998 (File No. 000-23461), filed May 12, 1998;

         2. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-23461), filed March 27, 1998; and

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-23461) and the information incorporated therein by reference appearing under the caption "Description of Capital Stock" beginning on page 52 of the Prospectus included as part of the Company's Registration Statement on Form S-1 (File No. 333-38329), which Prospectus was filed December 12, 1997 pursuant to Rule 424(b) promulgated under the Securities Act, including any amendments or reports for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment that (i) indicates that all securities registered hereby have been sold or (ii) effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.



ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Dechert Price & Rhoads has acted as special counsel for the Company in the preparation of this Registration Statement and has given an opinion upon the validity of the securities registered hereby, which opinion has been filed as an exhibit hereto. Members of and attorneys employed by Dechert Price & Rhoads own in the aggregate 39,750 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Bylaws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law.

         The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.



ITEM 8.  EXHIBITS.

Exhibit
Number     Description



4.1 The relevant portions of the Company's Certificate of Incorporation defining the rights of holders of Common Stock (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-38329), filed October 21, 1997).

4.2        Form of Certificate of Common Stock (incorporated by reference to
           Exhibit 4.1 of Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-38329), filed November 26, 1997).

5          Opinion of Dechert Price & Rhoads.

15         Not applicable.

23.1       Consent of Coopers & Lybrand L.L.P. (included on page 6 hereof).

23.2       Consent of Dechert Price & Rhoads (included in Exhibit 5 hereto).

24         Power of Attorney (included on signature page hereof).



ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




            [The remainder of this page is left blank intentionally.]

                                   SIGNATURES

         The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 29, 1998.

                                SPECTRA-PHYSICS LASERS, INC.



                           By:  /s/ Patrick L. Edsell
                                -----------------------------------------------
                                Patrick L. Edsell
                                Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick L. Edsell and Thomas J. Scannell, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                              Title                                   Date
         ---------                                              -----                                   ----

                                              Chairman, President and
/s/ Patrick L. Edsell                         Chief Executive Officer and Director                  May 29, 1998
--------------------------                    (principal executive officer)
Patrick L. Edsell

                                              Vice President, Finance
/s/ Thomas J. Scannell                        (principal financial officer and principal            May 29, 1998
--------------------------                    accounting officer)
Thomas J. Scannell


/s/ Lawrence C. Karlson                               Director                                      May 29, 1998
--------------------------
Lawrence C. Karlson


/s/ Lennart F. Rappe                                  Director                                      May 29, 1998
--------------------------
Lennart F. Rappe


/s/ Lars Spongberg                                    Director                                      May 29, 1998
--------------------------
Lars Spongberg


/s/ Thomas T. van Overbeek                             Director                                     May 29, 1998
--------------------------
Thomas T. van Overbeek

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement of Spectra-Physics Lasers, Inc. on Form S-8 relating to the registration of 2,309,721 shares of common stock for the 1997 Spectra-Physics Lasers, Inc. Stock Option Plan, of our reports dated January 16, 1998, on our audits of the consolidated financial statements and financial statement schedule of Spectra-Physics Lasers, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in the Annual Report on Form 10-K (SEC File No. 000-23461) of Spectra-Physics Lasers, Inc., filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


                                                       COOPERS & LYBRAND L.L.P.



San Jose, California

May 27, 1998